NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY APPLICABLE STATE SECURITIES LAWS. AS A RESULT, THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE SATISFACTORY TO THE COMPANY OF AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR COMPLIANCE WITH RULE 144 UNDER SUCH ACT. THE TRANSFER OF THIS WARRANT IS FURTHER RESTRICTED AS PROVIDED HEREIN.

WARRANT TO PURCHASE SHARES

OF COMMON STOCK

OF THE TRŪ SHRIMP COMPANY

EXERCISABLE ON OR BEFORE, AND VOID AFTER

5:00 P.M. MINNEAPOLIS TIME ON            , 2028

THIS CERTIFIES THAT ______________________ or registered assigns, is entitled to subscribe for and purchase from The trū Shrimp Company, a Delaware corporation (the “Company”) at any time on or after __________, 2021, through __________, 2028 up to ______ shares of the Company's common stock (or such lesser number of shares as shall have been vested pursuant to the provisions of Section 1 below) at an exercise price of $9.33 per share, subject to adjustment as provided herein (as adjusted, the "Exercise Price").

This Warrant is being issued to the initial Holder in connection with his or her Investment Agreement dated _____________, 2021. The shares that may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder" means the Holder identified in the paragraph above and any party who acquires all or a part of this Warrant as a registered assignee of such Holder. The term "Convertible Securities" means any stock or other securities convertible into, or exchangeable for, Company common stock. This Warrant is subject to the following terms and conditions:

1. Exercise. The rights represented by this Warrant may be exercised by the Holder in whole or in part, by written Notice of Exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Exercise Price multiplied by the number of Warrant Shares being purchased hereunder.

2.    Exchange and Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant (and, if requested by the Company, a related affidavit and provision of indemnity), the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange or replacement.

3.	Issuance of the Warrant Shares.

(a)

Subject to the provisions of paragraph (b) below, certificates for the Warrant Shares purchased hereunder shall be delivered to the Holder within a reasonable time, not exceeding 20 days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant shall have expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

(b)

Notwithstanding the foregoing, the Company shall not be required to recognize any exercise or deliver any certificate for Warrant Shares upon attempted exercise, of this Warrant except in accordance with exemptions from securities registration requirements under federal and applicable state securities laws. In this regard, the Company shall not be obligated to affect a registration of the issuance or resale of the Warrant Shares under federal or applicable state securities laws unless specifically so provided herein. The Holder agrees to execute such documents and make such representations, warranties and agreements as may be reasonably required by the Company to comply with, or evidence the right of the Company to claim, the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

4. Sufficient Authorized Shares. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized for the purpose of issue or transfer, upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of common stock to provide for the purchase of Warrant Shares to the extent exercise right therefore shall have vested.

5.	Exercise Price Adjustments. The Exercise Price shall be adjusted as provided below:

(a) In case the Company shall hereafter: (i) subdivide its then-outstanding shares of common stock into a greater number of shares (i.e., a forward stock split); or (ii) combine outstanding shares of common stock (i.e., a reverse stock split), including by reclassification or otherwise; then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price(calculated to the nearest full cent) determined by dividing (A) the number of shares of common outstanding immediately prior to such event, multiplied by the then-existing Exercise Price, by (B) the total number of shares of common stock outstanding immediately after such event, and the resulting quotient shall be the adjusted Exercise Price. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or distribution, or immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or share of common stock and other capital stock of the Company, the Company's Board of Directors (or a majority of the disinterested directors then serving on the Board of Directors) shall conclusively determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock or shares of common stock and other(capital stock. Subsequent adjustments to classes of capital stock of the Company, other than common stock, shall be made on terms as nearly equivalent as practicable to the provisions with respect to common stock contained in this paragraph, as conclusively determined by the Company's Board of Directors (or a majority of disinterested directors then serving on the Board of Directors). All calculations under this paragraph shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

6.    Consolidation or Merger. In case of any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the surviving corporation), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation, there shall be no adjustment under paragraph (a) above; however, the Holder of this Warrant shall have the right thereafter to convert this Warrant into the kind and amount of shares of stock and other securities, and any other property, which he, she or it would have owned or been entitled to receive immediately after such consolidation, merger, statutory exchange sale or conveyance had such Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

7.    No Voting Rights. This Warrant by itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

8.          Notice of Transfer of Warrant or Resale of the Warrant Shares.

(a) The Holder, by acceptance hereof, agrees to give written notice to the Company, before transferring this Warrant or transferring any Warrant Shares, of such Holder's intention to so transfer this Warrant or any Warrant Shares, describing briefly the manner of any proposed transfer. If, in the opinion of legal counsel to the Company, the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder may transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of legal counsel to the Company to prevent further transfers which would be in violation federal or applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements to and with the Company (or the transferor) as may be required solely to comply with the exemptions relied upon by the Company (and/or the) for the transfer or disposition of this Warrant or the Warrant Shares.

(a)

If, in the opinion of counsel to the Company, the proposed transfer or disposition of this Warrant or any Warrant Shares described in the written notice given pursuant to this Section may not be effected without registration or qualification, then the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect of such proposed transfer or disposition as, in the opinion of counsel to the Company, are permitted by law.

9.          Fractional Shares. No fractional shares will be issued upon the exercise of this Warrant. Any fractional share to which the Holder would otherwise be entitled shall be cancelled.

10.          General Provisions. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions hereof. The representations, warranties and agreements contained herein shall survive the exercise of this Warrant. This Warrant shall be interpreted under the laws of the State of Minnesota without regard to its conflicts-of-law principles. All shares of common stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company will pay all stock-transfer taxes in respect of the issuance thereof, if any. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only pursuant to an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

THE TRŪ SHRIMP COMPANY

____________________________________

By:          Michael Ziebell

Its:          CEO & President

NOTICE OF EXERCISE

(To be signed upon exercise of Warrant pursuant to Section 1)

THE UNDERSIGNED, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____ shares of common stock of The trū Shrimp Company to which such Warrant relates and herewith makes payment of $ _ _______ therefor in cash or by certified check, and requests that the certificate for such shares be issued in the name of, and be delivered to, ___________ the address for which is set forth below the signature of the undersigned.

Signature

Dated:

Name:

Address:

City, State, Zip Code:

Social Security or Tax Identification No.:

ASSIGNMENT FORM

(To be signed only upon authorized transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _________ the right to purchase the shares of common stock of The trū Shrimp Company, a Delaware corporation (the “Company”) to which the within Warrant relates and appoints ________________ as his, her or its attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Signature

Dated:

Name:

Address:

City, State, Zip Code:

Social Security or Tax Identification No.: